EXHIBIT 10.32

SUPER MICRO COMPUTER, INC.
INCENTIVE STOCK OPTION AWARD AGREEMENT
Super Micro Computer, Inc., a Delaware corporation (the “Company”) has granted to the Grantee named in the Notice of Grant of Stock Option (the “Notice”) to which this Incentive Stock Option Award Agreement (the “Agreement”) is attached an award consisting of Option Rights to purchase shares of Common Stock (the “Option”) subject to the terms and conditions set forth in the Notice and this Agreement. The award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”), the provisions of which are incorporated herein by reference.
1.Grant of Option. Subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth, pursuant to authorization under resolutions of the Committee, the Company hereby confirms to the Grantee the grant of the Option covering the number of shares of Common Stock set forth in the Notice, at the designated Option Exercise Price set forth in the Notice, which represents at least the Market Value per Share on the Date of Grant, as set forth in the Notice. Except to the extent of the $100,000 limitation set forth in Section 422(d) of the Code, the Option is an Incentive Stock Option. Except as otherwise provided herein, the Option shall expire on the Expiration Date set forth in the Notice.
2.    Vesting of Option. The Option (unless terminated as hereinafter provided) shall be exercisable in accordance with the Vesting Schedule on the vesting dates as set forth in the Notice, so long as the Grantee’s Service has not been terminated prior to each such date.
3.    Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Grantee’s Service as described in Section 4, or (c) a Change in Control to the extent provided in Section 5.
4.    Effect of Termination of Service.
(a)    Option Exercisability. The Option shall terminate immediately upon the Grantee’s termination of Service to the extent that it is then unvested and shall be exercisable after the Grantee’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate:
(i)    Disability. If the Grantee’s Service terminates because of the Disability of the Grantee, the Option, to the extent unexercised and exercisable for vested shares of Common Stock on the date on which the Grantee’s Service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s Service terminated, but in any event no later than the Expiration Date.

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(ii)    Death. If the Grantee’s Service terminates because of the death of the Grantee, the Option, to the extent unexercised and exercisable for vested shares of Common Stock on the date on which the Grantee’s Service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the Option by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s Service terminated, but in any event no later than the Expiration Date. The Grantee’s Service shall be deemed to have terminated on account of death if the Grantee dies within three (3) months after the Grantee’s termination of Service.
(iii)    Termination for Cause. Notwithstanding any other provision of this Agreement to the contrary, if the Grantee’s Service is terminated for Cause or if, following the Grantee’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Grantee engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)    Other Termination of Service. If the Grantee’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares of Common Stock by the Grantee on the date on which the Grantee’s Service terminated, may be exercised by the Grantee at any time prior to the expiration of three (3) months after the date on which the Grantee’s Service terminated, but in any event no later than the Expiration Date.
(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Grantee’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 4.1(a) is prevented by the provisions of Section 14, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (ii) the end of the applicable time period under Section 4.1(a), but in any event no later than the Expiration Date.
5.    Effect of Change in Control. In the event of a Change in Control, subject to approval by the Committee, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Grantee, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option with respect to the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each share of Common Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration is not

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solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to consist solely of common stock of the Acquiror equal in Market Value per Share to the consideration received by holders of Common Stock pursuant to the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
6.    Exercise and Payment of Option.
(a)    Method of Exercise. To the extent exercisable, the Option may be exercised in whole or in part from time to time and shall be settled in shares of Common Stock by the Grantee giving electronic or written notice to the Company in a form authorized by the Company (the “Exercise Notice”). An electronic Exercise Notice must be digitally signed or authenticated by the Grantee in such manner as required by the Exercise Notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Grantee is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Grantee and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Grantee’s election to exercise the Option, the number of whole shares of Common Stock for which the Option is being exercised and such other representations and agreements as to the Grantee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 3 and must be accompanied by full payment of the aggregate Option Exercise Price for the number of shares of Common Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Option Exercise Price.
(b)    Payment of Option Exercise Price.
(i)    Forms of Consideration Authorized. Except as otherwise provided below, the Option Exercise Price shall be payable (a) in cash or by check acceptable to the Company or by wire transfer of immediately available funds; (b) if permitted by the Company and subject to the limitations set forth in Section 6(b)(ii), (i) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Grantee having a value at the time of exercise equal to the Option Exercise Price, (ii) by a net exercise method as described in the Plan, or (iii) from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock acquired upon exercise of the Option; (c) by a combination

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of such methods of payment; or (d) by such other methods as may be approved by the Committee.
(ii)    Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Option Exercise Price through any of the means described above, including with respect to the Grantee notwithstanding that such program or procedures may be available to others.
7.    Option Not Transferable. Subject to Section 15 of the Plan, the Option is not transferable by the Grantee other than by will or the laws of descent and distribution, and in no event shall this award be transferred for value. Following the death of the Grantee, the Option, to the extent provided in Section 4, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.
8.    No Dividends or Dividend Equivalents. The Grantee shall not be entitled to dividends or dividend equivalents with respect to the Option or the shares of Common Stock underlying the Option.
9.    Adjustments. The number of and kind of shares of Common Stock covered by the Option and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment as provided in Section 11 of the Plan.
10.    Withholding Taxes.
(a)    If the Company is required to withhold federal, state, local or other national taxes or other amounts in connection with the Grantee’s right to receive Common Stock under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any such Common Stock (or the realization of any other benefit provided for under this Agreement) that the Grantee timely make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts (such amounts, collectively, the “Tax Withholdings”).
(b)    Unless otherwise determined by the Committee, the Tax Withholdings shall be satisfied by the Company’s retention of a portion of the Common Stock issuable under this Agreement, by deducting from the Common Stock otherwise issuable to the Grantee upon exercise of the Option a number of whole shares of Common Stock having a fair market value, as determined by the Company as of the date on which the Tax Withholdings obligation arises, not in excess of the amount of such Tax Withholdings determined by the applicable minimum statutory withholding rates (unless higher withholding amounts would not result in adverse accounting implications for the Company and are authorized by the Committee, and the total amount withheld does not exceed the Grantee’s estimated tax obligations attributable to the exercise of the Option).

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(c)    If the Grantee is not an officer for purposes of Section 16 of the Exchange Act, then, alternatively, unless otherwise determined by the Company, the Grantee may, in addition to the withholding method set forth in Section 10(b), satisfy such Tax Withholdings (i) by paying the Company cash via personal check, wire transfer, or other means of immediate electronic payment, (ii) by the Grantee’s surrender of Common Stock that he or she has owned, or (iii) in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form permitted and approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to Common Stock that he or she already owned or some or all of the Common Stock acquired upon exercise of the Option provided for under this Agreement, in each case subject to compliance with applicable law and the Company’s insider trading policy and procedures, provided in each case that the Grantee provides the Company adequate notice of such election in accordance with the Company’s then-applicable policies and procedures.
11.    Section 422(d) Limitation. Pursuant to Section 422(d) of the Code, the aggregate fair market value (determined as of the Date of Grant) of shares of Common Stock with respect to which the Option (as an Incentive Stock Option) first becomes exercisable by the Grantee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Sections 424(e) and (f) of the Code, as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such Option shall be treated as a nonstatutory stock option with respect to the amount of aggregate fair market value thereof that exceeds the limit under Section 422(d) of the Code. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of the Option and the shares of Common Stock that are to be treated as stock acquired pursuant to nonqualified stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company. If the Code is amended to provide for a different limitation from that set forth in this Section 11, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a nonqualified stock option in part by reason of the limitation set forth in this Section 11, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO GRANTEE: If the aggregate Option Exercise Price (that is, the Option Exercise Price set forth in the Notice multiplied by the total number of shares of Common Stock covered by the Option) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Company or Subsidiary) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

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12.    Significant Stockholders. Notwithstanding anything in this Agreement to the contrary, if the Grantee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiary corporations (within the meaning of Section 424(f) of the Code) on the Date of Grant, then the Option Exercise Price shall be the greater of (a) the Option Exercise Price set forth in the Notice or (b) 110% of the Market Value per Share of the Common Stock on the Date of Grant, and the Expiration Date shall be the last business day prior to the fifth anniversary of the Date of Grant.
13.    Notice of Sales Upon Disqualifying Disposition. The Grantee shall (a) promptly notify the Chief Financial Officer of the Company if the Grantee disposes of any of the shares of Common Stock acquired pursuant to the Option within one (1) year after the date the Grantee exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Grantee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Grantee shall hold all shares acquired pursuant to the Option in the Grantee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Grantee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence. To the extent that the Option does not qualify as an Incentive Stock Option, it shall not affect the validity of the Option and shall constitute a separate, nonqualified stock option.
14.    Compliance with Law; Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Common Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or other national law with respect to such securities. Notwithstanding any other provision of the Plan and this Agreement, the Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or other national securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE GRANTEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE GRANTEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Grantee to

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satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.    No Right to Future Awards; Right to Terminate Service. This Option award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the Grantee’s Service at any time.
16.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan of the Company or a Subsidiary.
17.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment shall materially impair the rights of the Grantee with respect to the Common Stock or other securities covered by this Agreement without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of the Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
18.    Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement shall continue to be valid and fully enforceable.
19.    Clawback. The Option may be subject to clawback in accordance with the Plan and the Company’s recoupment policy as may be in effect from time to time.
20.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
21.    Governing Law. This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Delaware, and venue shall be exclusively in the applicable court in Santa Clara County, California, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

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22.    Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
23.    Acknowledgement and Agreement. By electronically accepting the Notice, the Grantee: (a) acknowledges receipt of and represents that the Grantee has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the award, (b) accepts the award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.
24.    Counterparts. The Notice with this Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.
25.    Relation to the Plan. In the event of any inconsistency between the provisions of the Notice, this Agreement and the Plan, the Plan shall govern.
26.    Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Notice and the Plan. As used in this Agreement:
(a)    “Cause” means any of the following: (i) the Grantee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Subsidiary documents or records; (ii) the Grantee’s material failure to abide by the Company’s or a Subsidiary’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Grantee’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or a Subsidiary (including, without limitation, the Grantee’s improper use or disclosure of the Company’s or a Subsidiary’s confidential or proprietary information); (iv) any intentional act by the Grantee which has a material detrimental effect on the Company’s or a Subsidiary’s reputation or business; (v) the Grantee’s repeated failure to perform any reasonable assigned duties after written notice from the Company or a Subsidiary of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Grantee of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Grantee and the Company or a Subsidiary, which breach is not cured pursuant to the terms of such agreement; or (vii) the Grantee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Grantee’s ability to perform his or her duties with the Company or a Subsidiary.
(b)    “Disability” shall mean the permanent and total disability of the Grantee, within the meaning of Section 22(e)(3) of the Code.
(c)    “Securities Act” shall mean the Securities Act of 1933, as amended.

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(d)    “Service” shall mean the Grantee’s employment or service with the Company or a Subsidiary, whether as an employee, a Director or a consultant or similar individual who provides services to the Company or any Subsidiary that are equivalent to those typically performed by an employee (provided that such person satisfies the Form S-8 definition of “employee”). Unless otherwise provided by the Committee, the Grantee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders Service or a change in the Company or Subsidiary for which the Grantee renders Service, provided that there is no interruption or termination of the Grantee’s Service. Furthermore, the Grantee’s Service shall not be deemed to have been interrupted or terminated if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by the Grantee exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Grantee’s Service shall be deemed to have terminated, unless the Grantee’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Agreement. The Grantee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Grantee performs Service ceasing to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of and reason for such termination.

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